                                                                  Exhibit 4.5(b)
                  FIRST SUPPLEMENTAL INDENTURE, dated as of May 5, 1986, between
J. P. MORGAN & CO. INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company") and MANUFACTURERS HANOVER TRUST COMPANY, a corporation duly organized and existing under the laws of the State of New York, as Trustee (hereinafter called the "Trustee", which term shall include any successor trustee appointed pursuant to Article Six of the Indenture hereinafter referred to).

WITNESSETH:

                  WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture, dated as of August 15, 1982 (hereinafter called the "Indenture"), providing for the issuance from time to time of one or more series of Securities evidencing unsecured indebtedness of the Company (hereinafter called "Securities"); and

                  WHEREAS, terms used in this First Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture; and

                  WHEREAS, pursuant to Section 8.1(d) and (e) of the Indenture, this First Supplemental Indenture (hereinafter sometimes referred to as this "Instrument") amends the Indenture in order to permit the principal of, premium, if any, and interest on Securities issued after the date hereof to be denominated or payable in units based on or relating to currencies including European currency Units ("ECU"; references herein to coin or currency to include, unless otherwise specified or unless the context otherwise requires,
ECU) and to permit the Securities to be issuable in either registered form or in bearer form with or without Coupons attached;

                  NOW, THEREFORE;

                  For and in consideration of the premises and the purchase of the Securities by the holders thereof, the Company covenants and agrees, for the equal and proportionate benefit of the respective holders from time to time hereafter of the Securities, as follows:

                                  ARTICLE ONE

                  SECTION 1.01. Amendment of Recitals. The last paragraph in the Recitals is amended to read as follows:

                  In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities and of the Coupons, if any, appertaining thereto as follows:

                  SECTION 1.02. Amendment of Section 1.1. (a) The following definition of "Authorized Newspaper" is inserted immediately before the definition of "Board of Directors":

                           "Authorized Newspaper" means a newspaper (which, in the case of the United Kingdom, will, if practicable, be the Financial Times (London Edition) and, in the
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                                                                               2

case of Luxembourg, will, if practicable, be the Luxemburger Wort) published in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the United Kingdom or in Luxembourg, as applicable. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

                  (b) The following phrase is added at the end of the definition of "Business Day":

                  "or a day on which transactions in the currency in which the Securities are payable are not conducted."

                  (c) The following definitions of "Coupon", "ECU", "EMS" and "European communities" are inserted between the definitions of "Corporate Trust Office" and "Event of Default":

                  "Coupon" means any interest coupon appertaining to an Unregistered Security.

                  "ECU" means the European Currency Unit as define and revised from time to time by the Council of European Communities.

                  "EMS" means the European Monetary System.

                  "European Communities" means the European Economic Community (the "EEC"), the European Coal and Steel Community and Euratom.

                  (d) The definition of "Holder" is amended to read in full as follows:

                  "Holder", "holder of Securities", "Securityholder" or other similar terms mean (a) in the case of any Registered Security, the Person in whose name such Security is registered in the security register kept by the Issuer for that purpose in accordance with the terms hereof, and (b) in the case of any Unregistered Security, the of such Security, or any Coupon appertaining hereto, as the case may be.

                  (e) The following definition of "Registered security" is inserted between the definitions of "principal" and "Responsible Officer":

                  "Registered Security" means any Security registered on the Security register of the Issuer.

                  (f) The following definition of "Unregistered Security" is inserted between the definitions of "Trust Indenture Act of 1939" and "vice president":

                  "Unregistered Security" means any Security other than a Registered Security.

                  SECTION 1.03. Amendment of Section 2.1. (a) The first sentence of Section 2.1 shall be amended to read in full as follows:

         The Securities of each series and the Coupons, if any, to be attached thereto shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case with such variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities and coupons, if any, as evidenced by their execution of the Securities and Coupons.

                  (b) The phrase "and Coupons" shall be added after the word "Securities" in the second paragraph of Section 2.1.

                  SECTION 1.04. Amendment of Section 2.3. (a) Paragraph (8) of
Section 2.3 is amended to read as follows:

                           (8) if other than denominations of U.S. $1,000 and
                  any integral multiple thereof, in the case of Registered Securities, or U.S. $1,000 in the case of the Unregistered Securities, such denominations in which Securities of the series shall be issuable;

                  (b) Paragraphs (11), (12) and (13) of Section 2.3 of the Indenture are amended to read in full as follows:

                           (11) if other than such coin or currency of the
                  United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency or units based on or relating to currencies (including ECU) in which payment of the principal of and interest on the Securities of that series shall be payable;

                           (12) if the principal of or interest, if any, on the
                  Securities of that series are to be payable, at the election of the Issuer or a holder thereof, in a coin or currency or units based on or relating to currencies (including ECU) other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

                           (13) if the amount of payments of principal of or
                  interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method based on a coin or currency or units based on or relating to currencies (including ECU) other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

                  (c) Paragraph (14) shall be renumbered to be paragraph (17).

                  (d) The following new paragraphs (14), (15) and (16) are inserted between paragraphs (13) and (17):

                           (14) whether the Securities of the series will be
                  issuable as Registered Securities or Unregistered Securities (with or without Coupons), or both, any restrictions applicable to the offer, sale or delivery of Unregistered Securities and, if other than as provided in Section 2.8, the terms upon which Unregistered Securities of any series may be exchanged for Registered Securities of such series and the terms upon which Registered Securities may be exchanged for Unregistered Securities of such series;

                           (15) whether and under what circumstances the Issuer
                  will pay additional amounts on the Securities of the series held by a Person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such additional amounts;

                           (16) if the Securities of such series are to be
                  issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions; and

                  SECTION 1.05. Amendment of Section 2.4. (a) he phrase "having attach-ed thereto appropriate Coupons, if any," shall be inserted after the word "series" appearing in the first sentence of Section 2.4.

                  (b) The phrase "and Coupons, if any," shall be inserted after the word "Securities" in each place in which it appears in Section 2.4.

                  SECTION 1.06. Amendment of Section 2.5. (a) The phrase "and, if applicable, each Coupon appertaining thereto" shall be inserted after the word "Securities" in the first and third sentences of the first paragraph in
Section 2.5.

                  (b) The phrase "or Coupon" shall be inserted after the word "Security" in each place in which the word "Security" appears in the second paragraph of Section 2.5.

                  (c) The phrase "or Coupons" shall be inserted after the word "Securities" in each place in which the word "Securities" appears in the second paragraph of section 2.5.

                  (d) The phrase "(or the Security to which the coupon so signed appertains)" shall be inserted after the word "signed" and before the word "shall" appearing in the second paragraph of Section 2.5.

                  SECTION 1.07. Amendment of Section 2.6. The following sentence shall be inserted after the first sentence in Section 2.6:

         No Coupon shall be entitled to the benefits of this Indenture or shall be valid or obligatory for any purpose until such certificate by the Trustee shall have become duly executed on the Security to which such Coupon appertains.

                  SECTION 1.08. Amendment of Section 2.7. (a) The first two sentences appearing in Section 2.7 are hereby amended to read in full as follows:

         The Securities shall be issuable as Registered Securities or Unregistered Securities in such denominations as shall be specified as contemplated by Section 2.3. In the absence of any such specifications with respect to the Registered Securities of any series, Registered Securities shall be issued in denomination of U.S. $1,000 and any integral multiples thereof. In the absence of any such specifications with respect to the Unregistered Securities, Unregistered Securities shall be issued in denomination of U.S. $1,000.

                  (b) The second paragraph of Section 2.7 is hereby amended to read in full as follows:

                  Each Registered Security shall be dated the date to its authentication. Each Unregistered Security shall be dated as provided in the resolution or resolutions of the Board of Directors of the Issuer or the supplemental indenture referred to in Section 2.3. The Securities of each series shall bear interest, if any, from the date, and such interest shall be payable on the dates, established as contemplated by Section 2.3.

                  (c) The word "Registered" shall be inserted before the words "Security" and "Securities" in each place in which the words "Security" and "Securities" appear in the third paragraph of Section 2.7.

                  (d) The following paragraph shall be inserted after the last paragraph appearing in Section 2.7:

                           Any defaulted interest payable in respect of any Unregistered Security shall be payable pursuant to such procedures as may be satisfactory to the Trustee in such manner that there is no discrimination as between the holders of Registered securities and Unregistered Securities of the same series and notice of the payment date therefor shall be given by the Trustee in the name and at the expense of the Company by publication at least once in an Authorized Newspaper. In case an Unregistered Security is surrendered for exchange for a Registered Security after the close of business on any record date for the payment of defaulted interest and before the opening of business on the proposed date of payment of such defaulted interest, the Coupon appertaining to such surrendered Unregistered Security and due for payment on such proposed date of payment will not be surrendered with such surrendered Unregistered Security and interest payable on such proposed date of payment will be made only to the holder of such Coupon on such proposed date.

                  SECTION 1.09. Amendment of Section 2.8. (a) The first sentence of the first paragraph of Section 2.8 is hereby amended to read in full as follows:

         The issuer will keep or cause to be kept at an office or agency to be maintained for the purpose as provided in Section 3.2 a register or registers for each series of Securities issued hereunder (collectively, the "Security Register") in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, or cause the registration of the transfer of, Registered Securities as in this Article provided.

                  (b) The word "Registered" shall be inserted before the words "Security" or "Securities" in each place in which the words "Security" or "Securities" appear in the second paragraph of Section 2.8.

                  (c) The following paragraph shall be inserted between the second and third paragraphs of Section 2.8:

                           Unregistered Securities (except for any temporary Unregistered Securities) and Coupons (except for Coupons attached to any temporary Unregistered Securities) shall be transferable by delivery.

                  (d) The word "Registered" shall be inserted before the words "Security" or "Securities" in each place in which the words "Security" or "Securities" appear in the paragraph beginning "Any Security".

                  (e) The following shall be inserted after the last sentence in the paragraph beginning "Any Security":

         If the Securities of any series are issued in both registered and unregistered form, except as otherwise specified pursuant to Section 2.3, at the option of the Holder thereof, Unregistered Securities of any series may be exchanged for Registered Securities of such series, maturity date and interest rate of any authorized denominations and of a like aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.2, with, in the case of Unregistered Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default appertaining thereto, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. At the option of the Holder thereof, if Unregistered Securities of any series, maturity date, interest rate and original issue date are issued in more than one authorized denomination, except as otherwise specified pursuant to Section 2.3, such Unregistered securities may be exchanged for Unregistered Securities of such series, maturity date, interest rate and original issue date of other authorized denominations and of a like aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.2 or as specified pursuant to
         Section 2.3, with, in the case of Unregistered Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default thereto appertaining, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. Unless otherwise specified pursuant to Section 2.3, Registered Securities of any series may not be exchanged for unregistered Securities of such series. whenever any Securities and the Coupons appertaining thereto, if any, are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities and the Coupons appertaining thereto, if any, which the Holder making the exchange is entitled to receive.

                  Notwithstanding the foregoing, in case an Unregistered Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series after the close of business at such office or agency on any record date and before the opening of business at such office or agency on the relevant interest payment date, such Unregistered Security shall be surrendered without the Coupon relating to such interest payment date or proposed date of payment, as the case may be.

                  (f) The word "Registered" shall be inserted before the word "Securities" in the paragraph beginning with the word "All".

                  (g) The following phrase shall be inserted at the end of the sixth paragraph of Section 2.8:

                  and except that an Unregistered security may be exchanged for a Registered Security of the same series if such Registered Securities is immediately surrendered for redemption.

                  (h) The following paragraph shall be inserted as the last paragraph in Section 2.8:

                  Notwithstanding anything herein or in the terms of any series of Securities to the contrary, neither the Issuer nor the Trustee (which shall rely on an Officers' Certificate and an Opinion of Counsel) shall be required to exchange any Unregistered Security for a Registered Security if such exchange would result in adverse Federal income tax consequences to the Issuer (including, without limitation, the inability of the Issuer to deduct from its income, as computed for Federal income tax purposes, the interest payable on the Unregistered Securities) under then applicable United States Federal income tax laws.

                  SECTION 1.10. Amendment of Section 2.9. (a) The phrase "or any Coupon appertaining to any Security" shall be inserted after the word "Security" appearing in the first sentence of Section 2.0.

                  (b) The following phrase shall be inserted after the phrase "so destroyed, lost or stolen" appearing in the first sentence of section 2.9:

         with Coupons corresponding to the Coupons appertaining to the security so mutilated, defaced, destroyed, lost or stolen, or in exchange or substitution for the Security to which such mutilated, defaced, destroyed, lost or stolen Coupon appertained, with Coupons appertaining thereto corresponding to the Coupons so mutilated, defaced, destroyed, lost or stolen.

                  (c) The phrase "or Coupon" shall be inserted after the word "Security" appearing in the second sentence of the first paragraph of Section 2.9.

                  (d) In the second and third paragraphs of Section 2.9, the phrase "or Coupon" shall be inserted after the word "Security" in each place in which the word "Security" appears and the phrase "or Coupons" shall be inserted after the word "Securities" in each place in which the word "Securities" appears.

                  (e) In the second paragraph of Section 2.9, the phrase 11, as the case may bell shall be inserted between the words "redemption" and "in".

                  SECTION 1.11. Amendment of Section 2.10. (a) The phrase "and Coupons" shall be inserted after the word "Securities" where the word "Securities" first appears in the first sentence of Section 2.10.

                  (b) In the second sentence of Section 2.10, the phrase "or Coupons" shall be inserted after the word "Securities" in each place in which the word "Securities" appears in Section 2.10.

                  SECTION 1.12. Amendment of Section 2.11. (a) The second sentence of Section 2.11 shall be amended to read as follows:

         Temporary Securities of any series shall be issuable as Registered Securities without Coupons, or as Unregistered Securities with or without Coupons attached thereto, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Registered Securities, all as may be determined by the Issuer with the concurrence of the Trustee.

                  (b) The fifth sentence of Section 2.11 shall be amended to read as follows:

         Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Registered securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.2 and in the case of Unregistered Securities together with any unmatured coupons and any matured Coupons in default appertaining thereto, at any agency maintained by the Issuer for such purpose as specified pursuant to
         Section 2.3, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series of authorized denominations and, in the case of Unregistered Securities, having attached thereto any appropriate Coupons.

                  (c) In the sixth sentence of Section 2.11, the phrase "and any unmatured Coupons appertaining thereto" shall be inserted after the word "series" in each place in which the word "series" appears.

                  (d) The following sentences shall be inserted after the sixth sentence of Section 2.11:

         The provisions of this Section are subject to any restrictions or limitations an the issue and delivery of temporary Unregistered Securities of any series that may be established pursuant to Section
         2.3 (including any provision that Unregistered Securities of such series initially be issued in the form of a single global Unregistered Security to be delivered to a depositary or agency of the Issuer located outside the United States and the procedures pursuant to which definitive Unregistered Securities of such series would be issued in exchange for such temporary global Unregistered Security).

                  SECTION 1.13. Amendment of Section 3.1. (a) The following sentences shall be inserted after the first sentence of Section 3.1:

         The interest on Unregistered Securities with Coupons attached (together with any additional amounts payable pursuant to the terms of such Unregistered Securities) shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature. Except as specified as contemplated in Section 2.3, the interest on any temporary Unregistered Securities (together with any additional amounts payable pursuant to the terms of such temporary Unregistered Securities) shall be paid, as to the installments of interest evidenced by Coupons attached thereto, if any, only upon presentation and surrender thereof, and, as to the other installments of interest, if any, only upon presentation of such Securities for notation thereon of the payment of such interest.

                  (b) The word "Registered" shall be inserted before the word "Securities" in the sentence beginning with the words "Each installment".

                  SECTION 1.14. Amendment of Section 3.2. (a) The word "Registered" shall be inserted before the word "Securities" in clauses (a), (b) and (c) of the first sentence of Section 3.2.

                  (b) The second sentence of Section 3.2 shall begin as a new paragraph.

                  (c) The following paragraph shall be inserted after the first paragraph of Section 3.2:

                  The Issuer will maintain one or more agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Securities of such series are listed) where the Unregistered securities, if any, of each series and coupons, if any, appertaining thereto may be presented and surrendered for payment. No payment on any Unregistered Security or Coupon will be made upon presentation of such Unregistered Security or Coupon at an agency of the Issuer within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless pursuant to applicable United States laws and regulations then in effect, such payment can be made without adverse tax consequences to the Issuer. Notwithstanding the foregoing, payments in U.S. dollars on Unregistered Securities of any series and Coupons appertaining thereto which are denominated in U.S. dollars may be made at an agency of the Issuer maintained in the Borough of Manhattan, The City of New York if such payment in U.S. dollars at each agency maintained by the Issuer outside the United States for payment on such Unregistered Securities is illegal or effectively precluded by exchange controls or other similar restrictions.

                  (d) The phrase "and Coupons" shall be inserted after the word "Securities" in the third paragraph of Section 3.2.

                  SECTION 1.15. Amendment of Section 3.4. The phrase "or the Coupons appertaining thereto," shall be inserted after the word "series" where it last appears in clause (a) of the first paragraph of Section 3.4 and in the third paragraph of Section 3.4.

                  SECTION 1.16. Addition of New Section 3.6. The following
Section 3.6 shall be inserted after Section 3.5:

                           SECTION 3.6. Luxembourg Publications. In the event of the publication of any notice pursuant to Section 5.11, 6.10(a), 6.11, 8.2, 10.4 or 12.2, the party making such publication in London shall also, to the extent that notice is required to be given to Holders of Securities of any series by applicable Luxembourg law or stock exchange regulation, as evidenced by an officers' Certificate delivered to such party, make a similar publication in Luxembourg.

                  SECTION 1.17. Amendment of Section 4.1.

                  The phrase "and all of the Securities of any series are Registered Securities," shall be inserted after the word "series" appearing in the proviso of Section 4.1.

                  SECTION 1.18. Amendment of Section 4.2. (a) "(i)" shall be inserted between the words "Securities" and "contained" in the first sentence of paragraph (a) of Section 4.2.

a comma shall be inserted after 114.111 appearing in the first sentence of paragraph (a) of Section 4.2 and the remainder of such sentence shall be replaced by the following:

         (ii) received by it in the capacity of Security registrar for such series, if so acting and (iii) filed with it within the two preceding years pursuant to 4.4 (c) (ii).

                  (b) The phrase "and Coupons" shall be inserted after the word "Securities" where it first appears in clause (c) of Section 4.2.

                  SECTION 1.19. Amendment of Section 4.4. Clause (c) of Section
4.4 shall be amended to read in full as follows:

                  (c) Reports pursuant to this Section shall be transmitted by mail:

                  (i) to all registered Holders of securities, as the names and addresses of such Holders appear upon the registry books of the Issuer;

                  (ii) to such other Holders of Securities as have, within two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

                  (iii) except in the case of reports pursuant to subsection-(b), to each Holder of a Security whose name and address are preserved at the time by the Trustee as provided in Section 4.2(a).

                  SECTION 1.20. Amendment of Section 5.2. (a) The phrase ", and such Coupons, if any" shall be inserted after the phrase "on all Securities of such series" appearing in the first paragraph of Section 5.2.

                  (b) The word "registered" shall be deleted in the second paragraph of Section 5.2.

                  (c) The phrase "or Coupons appertaining to such Securities" shall be inserted after the word "series" appearing in the fourth paragraph of
Section 5.2.

                  (d) The phrase "or Coupons appertaining to such Securities," shall be inserted after the word "Securities" in each place in which the word "Securities" appears in the fifth and sixth paragraphs of Section 5.2.

                  SECTION 1.21. Amendment of Section 5.3. The phrase "and Coupons appertaining to such securities" shall be inserted after the word "Securities" where it first appears in the first paragraph of Section 5.3.

                  SECTION 1.22. Amendment of Section 5.6. (a) The phrase "or of any Coupon appertaining thereto" shall be inserted after the word "series" where it first appears in Section 5.6.

                  (b) The phrase "or Coupon" shall be inserted after the word "Security" and the phrase "or Coupons appertaining to such Securities" shall be inserted after the word "series" in each place in which the words "Security" or "series", as the case may be, appear after the semi-colon in the first sentence of Section 5.6.

                  SECTION 1.23. Amendment of Section 5.7. The phrase "or Coupon" shall be inserted after the word "Security" in each place in which the word "Security" appears in Section 5.7.

                  SECTION 1.24. Amendment of Section 5.11. (a) The portion of the first sentence of Section 5.11 beginning with the first word appearing therein through and including the word "thereof" shall be deleted and replaced by the following:

         The Trustee shall, within 90 days after the occurrence of a default with respect to the Securities of any series known to the Trustee, provide notice to the Holders of

         Securities of such series and Coupons appertaining thereto, if any, (i) if any Unregistered Securities of that series are then Outstanding, to the Holders thereof, by publication at least once in an Authorized Newspaper in London (and, if required by Section 3.6, at least once in an Authorized Newspaper in Luxembourg), (ii) if any Unregistered Securities of that series are then outstanding, to all Holders thereof who have filed their names and addresses with the Trustee pursuant to
         Section 4.4(c)(ii), by mailing such notice to such Holders at such addresses and (iii) to all Holders of then Outstanding Registered Securities of that series, by mailing such notice to such Holders at their addresses as they shall appear in the registry books,

                  SECTION 1.25. Amendment of Section 5.12. The phrase "or Coupon" shall be inserted after the word "Security" in each place in which the word "Security" appears in Section 5.12.

                  SECTION 1.26. Amendment of Section 6.3. The phrase "or Coupons" shall be inserted after the word "Securities" in each place in which the word "Securities" appears in the first and second sentences of Section 6.3.

                  SECTION 1.27. Amendment of Section 6.4. The phrase "or Coupons" shall be inserted after the word "Securities" appearing in section 6.4 and in the heading thereto.

                  SECTION 1.28. Amendment of Section 6.6. The phrase "or Coupons" shall be inserted after the word "Securities" in each place in which it appears in the last sentence of Section 6.6.

                  SECTION 1.29. Amendment of Section 6.8. Paragraph (b) of
Section 6.8 is amended to read in full as follows:

                  In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section, the Trustee shall, within 10 days after the expiration of such 90 day period, provide notice of such failure to the Securityholders in the manner and to the extent required by Section 4.4(c)

                  SECTION 1.30. Amendment of Section 6.10. The following shall be inserted after the word "and" and before the word "by" appearing in the first sentence of the first paragraph of Section 6.10:

         (i) if any Unregistered Securities of a series affected are then Outstanding, by giving notice of such resignation to the Holders thereof, by publication at least once in an Authorized Newspaper in London (and, if required by Section 3.6, at least once in an Authorized Newspaper in Luxembourg), (ii) if any Unregistered Securities of a series affected are then Outstanding, by mailing notice of such resignation to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii) at such addresses as were so furnished to the Trustee and (iii) if any Registered Securities of a series affected are then outstanding,

                  SECTION 1.31. Amendment of Section 6.11. (a) The word "the" immediately preceding the word "Holders" appearing in the first sentence of the fourth paragraph of Section 6.11 shall be changed to the word "such".

                  (b) The following shall be inserted after the word "thereof" and before the word "by" appearing in the first sentence of the fourth paragraph of Section 6.11:

         (a) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof, by publication of such notice at least once in an Authorized Newspaper in London (and, if required by Section 3.8, at least once in an Authorized Newspaper in Luxembourg),
         (b) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii), by mailing such notice to such Holders at such addresses as were so furnished to the Trustee (and the Trustee shall make such information available to the Issuer for such purpose) and (c) if any Registered Securities of a series affected are then outstanding, to the Holders of Registered Securities of each series affected,

                  SECTION 1.32. Amendment of Section 7.2. Section 7.2 is amended to read in full as follows:

         Subject to Sections 6.1 and 6.2, the fact and date of the execution of any instrument by a Securityholder or his agent or proxy and the amount and numbers of Securities of any series held by the person so executing any instrument by a Securityholder or his agent or proxy and the amount and numbers of any Security or Securities for such series may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee for such series or in any other manner which the Trustee for such series may deem sufficient.

                  SECTION 1.33. Amendment of Section 7.3. (a) The following sentence shall be inserted after the first sentence of Section 7.3:

         The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder of any Unregistered Security and the Holder of any Coupon as the absolute owner of such Unregistered Security or Coupon (whether or not such Unregistered Security or Coupon shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes and neither the Issuer, the Trustee, nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

                  (b) The phrase "or Coupon" shall be inserted after the word "Security" appearing in the last sentence of Section 7.3.

                  SECTION 1.34. Amendment of Section 8.1. (a) The phrase "or Coupons" shall be inserted after the word "Securities" where it first appears in clause (c) of Section 8.1.

                  (b) Clause (e) of Section 8.1 shall be deleted; clause (f) shall become clause (e) and clause (g) shall become clause (f).

                  (c) The phrase "or of the Coupons appertaining to such Securities" shall be inserted after the word "series" in clause (e) of Section 8.1.

                  SECTION 1.35. Amendment of Section 8.2. (a) The phrase "or the Coupons appertaining to such Securities" shall be inserted following the phrase "such series" appearing before the proviso in the first sentence of Section 8.2.

                  (b) The clause "or change the currency of payment thereof" shall be replaced by the clause "or change the coin or currency or units based on or related to currencies (including ECU) of payment thereof".

                  (c) "(i)" shall be inserted in the fourth paragraph of Section
8.2 between the words "thereof" and "by";

                  (d) the phrase "Holders of Securities" appearing in the fourth paragraph of Section 8.2 shall be replaced by the phrase "Holders of then Outstanding Registered Securities";

                  (e) the phrase "setting forth in general terms the substance of such supplemental indenture" appearing in the fourth paragraph of Section 8.2 shall be replaced by the following:

         , (ii) 46f any Unregistered Securities of a series affected thereby are then Outstanding, to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii), by mailing a notice thereof by first-class mail to such Holders at such addresses as were so furnished to the Trustee and (iii) if any Unregistered Securities of a series affected thereby are then Outstanding, to all Holders thereof, by publication of a notice thereof at least once in an Authorized Newspaper in London (and, if required by Section 3.6, at least once in an Authorized Newspaper in Luxembourg), and in each case such notice shall set forth in general terms the substance of such supplemental indenture.

                  SECTION 1.36. Amendment of Section 9.1. The phrase "and Coupons" shall be inserted after the word "Securities" appearing in Section 9.1.

                  SECTION 1.37. Amendment of Section 9.2. (a) The phrase ",together with any Coupons appertaining thereto," shall be inserted after the phrases "under the Securities", "Securities issuable hereunder", "deliver any Securities", "and any Securities" and "Securities so issued" appearing in the first paragraph of Section 9.2.

                  (b) The phrase "and Coupons" shall be inserted after the word "Securities" appearing in the last sentence of the first paragraph of Section
9.2 and in the second paragraph of Section 9.2.

                  SECTION 1.38. Amendment of Section 10.1. (a) The phrase "and all unmatured coupons appertaining thereto" shall be inserted after the phrases "authenticated hereunder", "theretofore authenticated", any Securities of such series", "all Securities of such series", and "any series" appearing in Section 10.1.

                  (b) The phrase "and Coupons appertaining thereto" shall be inserted following the phrases "(other than Securities", and "Securities of such series". I

                  (c) The phrase "or Coupons" shall be inserted following the phrase "Stolen Securities" appearing in clause (ii) of Section 10.1.

                  (d) The word "Securityholders" shall be replaced with the phrase "Holders of Securities of such series and Coupons appertaining thereto".

                  (e) The phrase "and Coupons" shall be inserted following the word "Securities" in each place in which the word "Securities" appears in the proviso of the first sentence of Section 10.1.

                  SECTION 1.39. Amendment of Section 10.2. The phrase "and of Coupons appertaining thereto" shall be inserted after the word "series" appearing in Section 10.2.

                  SECTION 1.40. Amendment of Section 10.4. (a) That portion of the paragraph beginning "may at the Issuer's expense . . . 11 through the end of such paragraph shall be deleted and replaced with the following:

         with respect to moneys deposited with it for any payment (a) in respect of Registered Securities of any series, shall at the expense of the Issuer, mail by first-class mail to Holders of such Securities at their addresses as they shall appear on the Security register, and (b) in respect of Unregistered Securities of any series, shall at the expense of the Issuer cause to be published once, in an Authorized Newspaper in London (and if required by Section 3.6, once in an Authorized Newspaper in Luxembourg), notice, that such moneys remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

                  SECTION 1.41. Amendment of Section 11.1. The phrase "and the Coupons appertaining thereto" shall be inserted after the word "Securities" in each place in which the word "Securities" appears in Section 11.1.

                  SECTION 1.42. Amendment of Section 11.2. (a) The phrase "Securityholders" appearing in the heading of Section 11.2 shall be replaced by the phrase "Holders of Securities and Coupons".

                  (b) The phrase "or in the Coupons appertaining thereto" shall be inserted after the word "Securities" and before the word "expressed" appearing in Section 11.2.

                  (c) The phrase "or Coupons" shall be inserted after the word "Securities" and before the word "any" appearing in Section 11.2.

                  SECTION 1.43. Amendment of Section 11.4. (a) in the heading and the text of Section 11.4, the word "Securityholders" shall be replaced by the phrase "Holders of Securities and Coupons".

                  (b) The phrase "or Coupons" shall be inserted after the word "Securities" appearing in the first sentence of Section 11.4.

                  SECTION 1.44. Amendment of Section 11.6. The phrase "or any Coupons appertaining thereto" shall be inserted after the word "series" appearing in section 11.6.

                  SECTION 1.45. Amendment of Section 11.8. The phrase "and Coupon" shall be inserted after the word "Security" appearing in Section 11.8.

                  SECTION 1.46. Amendment of Section 11.11. Section 11.11 is amended to read in full as follows:

                           SECTION 11.11 Securities in Foreign currencies or in ECU. Whenever this Indenture provides for any action by, or the determination of any of the rights of, or any distribution to, Holders of Securities denominated in United States dollars and in any other currency or currency unit (including ECU), in the absence of any provision to the contrary in the form of Security of any particular series, any amount in respect of any Security denominated in a currency or currency unit (including ECU) other than United States dollars shall be treated for any such action or distribution as that amount of United States dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as the Issuer may specify in a written notice to the Trustee or in the absence of such written notice, as the Trustee shall so determine.

                  SECTION 1.47. Amendment of Section 12.2 .(a) The word "Registered" shall be inserted immediately preceding the word "Securities" where it first appears in Section 12.2.

                  (b) The following shall be inserted between the first and second sentences of Section 12.2:

         Notice of redemption to the Holders of Unregistered Securities to be redeemed as a whole or in part, who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii), shall be given by mailing notice of such redemption, by first class mail, postage prepaid, at least thirty days and not more than sixty prior to the date fixed for redemption, to such Holders at such addresses as were so furnished to the Trustee (and, in the case of any such notice given by the Issuer, the Trustee shall make such information available to the Issuer for such purpose). Notice of redemption to all other holders of Unregistered Securities shall be published in an Authorized Newspaper in London (and, if required by Section 3.6, in an Authorized Newspaper in Luxembourg), in each case, once in each of two successive calendar weeks, the first publication to be not less than thirty nor more than sixty days prior to the date fixed for redemption.

                  (c) The following clause shall be inserted after the phrases "surrender of such Securities" and "surrender of such Security" appearing in the second paragraph of Section 12.2:

         and, in the case of Securities with Coupons attached thereto, of all Coupons appertaining thereto maturing after the date fixed for redemption

                  SECTION 1.48. Amendment of Section 12.4. (a)The phrase "or Coupons, as the case may be," shall be inserted after the phrase "new Security or Securities" appearing in the last sentence of Section 12.2.

                  SECTION 1.49. Amendment of Section 12.3. (a) The phrase "and the unmatured Coupons, if any, appertaining thereto shall be void", shall be inserted after the word "accrue", appearing in the first sentence of the first paragraph of Section 12.3

                  (b) The phrase "together with all Coupons, if any, appertaining thereto maturing after the date fixed for redemption", shall be inserted between the words "notice," and "said" appearing in the second sentence of the first paragraph of Section 12.3.

                  (c) The phrase "with, in the case of any Unregistered Securities that have Coupons attached, all matured Coupons in default appertaining thereto" shall be inserted between the words "Securities" and "or" appearing in the second sentence of the first paragraph of Section 12.3.

                  (d) The following phrase shall be inserted between the words "payable" and "to" in the proviso of the first paragraph of Section 12.3:

         in the case of Securities with Coupons attached thereto, to the bearers of the Coupons for such interest upon surrender thereof, and in the case of Registered Securities,

                  (e) The following paragraph shall be inserted immediately following the second paragraph which begins "If any Security called":

                  If any Security with Coupons attached thereto is surrendered for redemption and is not accompanied by all appurtenant Coupons maturing after the date fixed for redemption, the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Trustee, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.

                  (f) The phrase "or Coupons appertaining thereto" shall be inserted after the word "Security" in each place in which the word "Security" appears in the last paragraph of Section 12.3.

                  (g) The phrase "together with all Coupons, is any, appertaining thereto" shall be inserted after the word "series" appearing in the last paragraph of Section 12.3.

                  SECTION 1.50. Amendment of Section 12.4. (a) The phrase "At least one Business Day immediately preceding before each sinking fund payment date, the Issuer shall pay to the Trustee in cash or" shall be inserted immediately preceding the word "shall" where it first appears on the last page of the Indenture.

                  (b) The phrase "mail any" appearing in the first sentence of the last paragraph of Section 12.4 shall be replaced by the word "provide".

                  (c) The phrase "or publication" shall be inserted between the words "'mailing" and "of" appearing in the first sentence of the last paragraph of Section 12.4.

                                  ARTICLE TWO
                  . This First Supplemental Indenture shall be effective as of the opening of business on the date first above written upon the execution and delivery hereof by each of the parties hereto.

                  . This Instrument shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

                  . This Instrument may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                             J. P. MORGAN & CO. INCORPORATED


                                             By________________________________
ATTEST:

___________________
    Secretary


                                             MANUFACTURERS HANOVER TRUST
                                               COMPANY, Trustee


                                             By________________________________
                                                      Vice President
ATTEST:

_________________________
    Trust Officer

                                   ARTICLE TWO

                  SECTION 2.01. This First Supplemental Indenture shall be effective as of the opening of business on the date first above written upon the execution and delivery hereof by each of the parties hereto.

                  SECTION 2.02. This Instrument shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

                  SECTION 2.03. This Instrument may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                             J. P. MORGAN & CO. INCORPORATED


                                             By________________________________
ATTEST:

_________________________
    Secretary


                                             MANUFACTURERS HANOVER TRUST
                                              COMPANY, Trustee


                                             By________________________________
                                                       Vice President
ATTEST:

_________________________
    Trust Officer

STATE OF NEW YORK  )
                   :       ss.:
COUNTY OF NEW YORK )

                  On the __ day of August 1986, before me personally came _____________,to me known, who, being by me duly sworn, did depose and say that he is a _______________ of J. P. MORGAN & CO. INCORPORATED, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                _______________________________
                                                         Notary Public

                                     TABLE OF CONTENTS
                                                                                                                PAGE


ARTICLE One.......................................................................................................1

         SECTION 1.01.              Amendment of Recitals.........................................................1

         SECTION 1.02.              Amendment of Section 1.1......................................................1

         SECTION 1.03.              Amendment of Section 2.1......................................................3

         SECTION 1.04.              Amendment of Section 2.3......................................................3

         SECTION 1.05.              Amendment of Section 2.4......................................................4

         SECTION 1.06.              Amendment of Section 2.5......................................................4

         SECTION 1.07.              Amendment of Section 2.6......................................................5

         SECTION 1.08.              Amendment of Section 2.7......................................................5

         SECTION 1.09.              Amendment of Section 2.8......................................................6

         SECTION 1.10.              Amendment of Section 2.9......................................................7

         SECTION 1.11.              Amendment of Section 2.10.....................................................8

         SECTION 1.12.              Amendment of Section 2.11.....................................................8

         SECTION 1.13.              Amendment of Section 3.1......................................................9

         SECTION 1.14.              Amendment of Section 3.2......................................................9

         SECTION 1.15.              Amendment of Section 3.4.....................................................10

         SECTION 1.16.              Addition of New Section 3.6..................................................10

         SECTION 1.17.              Amendment of Section 4.1.....................................................10

         SECTION 1.18.              Amendment of Section 4.2.....................................................10

         SECTION 1.19.              Amendment of Section 4.4.....................................................11

         SECTION 1.20.              Amendment of Section 5.2.....................................................11

         SECTION 1.21.              Amendment of Section 5.3.....................................................11

         SECTION 1.22.              Amendment of Section 5.6.....................................................12

         SECTION 1.23.              Amendment of Section 5.7.....................................................12

         SECTION 1.24.              Amendment of Section 5.11....................................................12

         SECTION 1.25.              Amendment of Section 5.12....................................................12

         SECTION 1.26.              Amendment of Section 6.3.....................................................12

         SECTION 1.27.              Amendment of Section 6.4.....................................................12

         SECTION 1.28.              Amendment of Section 6.6.....................................................13

         SECTION 1.29.              Amendment of Section 6.8.....................................................13

         SECTION 1.30.              Amendment of Section 6.10....................................................13

         SECTION 1.31.              Amendment of Section 6.11....................................................13

         SECTION 1.32.              Amendment of Section 7.2.....................................................14

         SECTION 1.33.              Amendment of Section 7.3.....................................................14

         SECTION 1.34.              Amendment of Section 8.1.....................................................14

         SECTION 1.35.              Amendment of Section 8.2.....................................................14

         SECTION 1.36.              Amendment of Section 9.1.....................................................15

         SECTION 1.37.              Amendment of Section 9.2.....................................................15

         SECTION 1.38.              Amendment of Section 10.1....................................................15

         SECTION 1.39.              Amendment of Section 10.2....................................................16

         SECTION 1.40.              Amendment of Section 10.4....................................................16

         SECTION 1.41.              Amendment of Section 11.1....................................................16

         SECTION 1.42.              Amendment of Section 11.2....................................................16

         SECTION 1.43.              Amendment of Section 11.4....................................................17

         SECTION 1.44.              Amendment of Section 11.6....................................................17

         SECTION 1.45.              Amendment of Section 11.8....................................................17

         SECTION 1.46.              Amendment of Section 11.11...................................................17

         SECTION 1.47.              Amendment of Section 12.2....................................................17

         SECTION 1.48.              Amendment of Section 12.4....................................................18

         SECTION 1.49.              Amendment of Section 12.3....................................................18

         SECTION 1.50.              Amendment of Section 12.4....................................................19


ARTICLE Two......................................................................................................20

ARTICLE Three....................................................................................................21